Exhibit 99.1

Arden Group, Inc.

CONTACT:	David M. Oliver

Chief Financial Officer

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces Contract Ratification

LOS ANGELES, CA   March 26, 2004 - Arden Group, Inc. (Nasdaq:ARDNA), the parent company of Gelson’s Markets, announced that in a vote held March 24-25, 2004, Gelson’s employees who are members of the United Food and Commercial Workers ratified a new labor contract on terms similar to those reached by Vons, Ralphs and Albertsons.  The new labor contract expires in March 2007.

“Gelson’s is pleased to continue its outstanding relationship with its employees,” said Bob Stiles, President of Gelson’s Markets.  “Exceptional customer service begins with exceptional employee relations.”

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 supermarkets in Southern California.

Post Office Box 512256, Los Angeles, California 90051-0256    (310) 638-2842

2020 South Central Avenue, Compton, California 90220    FAX: (310) 631-0950